Exhibit 10.1

FIRST AMENDMENT TO THE

COOPERATION AGREEMENT

This FIRST AMENDMENT, dated as of December 30, 2021 (this “Amendment”), to the COOPERATION AGREEMENT, dated as of January 25, 2021 (the “Agreement”), is made by and between HG Vora Capital Management, LLC (“HG Vora”) and The ODP Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

WHEREAS, on January 25, 2021, the parties hereto entered into the Agreement;

WHEREAS, pursuant to Section 12 of the Agreement, the Agreement may be amended by an agreement in writing executed by the parties thereto; and

WHEREAS, the parties hereto desire to amend certain terms of the Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

(a) Section 1(a)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

“(ii) except in the event (A) HG Vora (together with any Affiliates of HG Vora) ceases to own the Company Ownership Level Minimum or (B) HG Vora has materially breached this Agreement and failed to cure such breach within 5 business days of written notice from the Company to HG Vora specifying any such breach, prior to the 2022 annual meeting of stockholders of the Company (the “2022 Annual Meeting”), nominate the New Director as one of not more than 10 total candidates (or 9 total candidates following the effectiveness of the resignation of Francesca Ruiz de Luzuriaga from the Board as described in the Company’s current report on Form 8-K filed with the SEC on November 1, 2021, or, if greater (to the extent permitted by Section 1(a)(iii) below), the number of candidates equal to the size of the Board as of immediately prior to the 2022 Annual Meeting) for election to the Board at the 2022 Annual Meeting, each having a term expiring at the 2023 annual meeting of stockholders of the Company (the “2023 Annual Meeting”); provided, however, that as a condition to the Company’s obligation to nominate the New Director for reelection at the 2022 Annual Meeting, the New Director shall (x) be required to provide the Required Director Information, in each case as promptly as necessary to enable the timely filing of the Company’s proxy statement and other periodic reports with the Securities and Exchange Commission (the “SEC”), and (y) have complied at all times in all material respects with the Company Policies (as defined below); and”

(b) Section 1(a)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

“(iii) during the Covered Period, so long as (A) HG Vora (together with any Affiliates of HG Vora) does not cease to own the Company Ownership Level Minimum and (B) HG Vora has not materially breached this Agreement and failed to cure such breach within 5 business days of written notice from the Company to HG Vora specifying any such breach, without the prior written consent of HG Vora except (x) prior to the consummation or abandonment of the spin-off of a business division of the Company as described in its current report on Form 8-K filed with the SEC on August 24, 2021, to the extent necessary or reasonably advisable (as determined in good faith by the Board) in connection with the implementation of such spin-off or (y) to the extent reasonably advisable (as determined in good faith by the Board) in connection with any bona fide settlement or cooperation agreement relating to any actual or threatened contested solicitation of proxies or consents to vote for the election of directors, the Board shall not increase the size of the Board to more than 10 directors (or to more than 9 directors following the effectiveness of the resignation of Francesca Ruiz de Luzuriaga from the Board as described in the Company’s current report on Form 8-K filed with the SEC on November 1, 2021).”

(c) Section 1(b) of the Agreement is hereby amended by replacing each reference to “the 2021 Annual Meeting” with “the 2022 Annual Meeting”.

(d) Section 1(e) of the Agreement is hereby amended and restated in its entirety as follows:

“(e) The New Director shall promptly offer to resign from the Board (and, if requested by the Company, promptly deliver his or her written resignation to the Board (which shall provide for his or her immediate resignation)) on December 31, 2022, or if earlier, if: (i) HG Vora (together with any Affiliates of HG Vora) ceases to beneficially own the Company Ownership Level Minimum; (ii) HG Vora otherwise ceases to comply with or breaches any material provision of, this Agreement; or (iii) HG Vora submits a notice of director nominations in connection with the 2023 Annual Meeting. In furtherance of the foregoing, on December 30, 2021, the New Director executed an irrevocable resignation effective December 31, 2022, in the form attached to this Agreement as Exhibit A (the “Irrevocable Resignation”), which supersedes the irrevocable resignation, effective December 31, 2021, previously delivered by the New Director to the Board on January 26, 2021 (the “Prior Resignation Letter”). The parties hereto hereby acknowledge and agree that the Irrevocable Resignation supersedes the Prior Resignation Letter and that the Prior Resignation Letter is deemed void and of no further force or effect.”

(e) Section 1(f) of the Agreement is hereby amended by replacing each reference to “the 2021 Annual Meeting” with “the 2022 Annual Meeting”.

(f) Section 1(h) of the Agreement is hereby amended and restated in its entirety as follows:

“(h) The term “Covered Period” shall mean the period beginning on the date of this Agreement and continuing until the earlier of (i) the date that is fourteen days prior to the first day stockholders are eligible to submit stockholder director nominations for the 2023 Annual Meeting pursuant to the Bylaws and (ii) December 31, 2022; provided, however, that if HG Vora (together with Affiliates of HG Vora) ceases to beneficially own the Company Ownership Level Minimum the Covered Period shall immediately terminate.”

(g) Section 2(a)(i) of the Agreement is hereby amended by replacing the reference to “the 2021 Annual Meeting” with “the 2022 Annual Meeting”.

(h) Section 10(a) of the Agreement is hereby amended by replacing the phrase “the confidentiality agreement, dated as of the date hereof, between the Company and HG Vora (the “Confidentiality Agreement”)” with “the confidentiality agreement, dated as of the date hereof, between the Company and HG Vora (as amended on December 30, 2021 and as it may be further amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Confidentiality Agreement”)”.

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(i) Section 15(a) of the Agreement is hereby amended by replacing the reference to “the 2021 Annual Meeting” with “the 2022 Annual Meeting”.

(j) Section 17 of the Agreement is hereby amended and restated in its entirety as follows:

“17. No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the parties hereto and their successors (for the avoidance of doubt, including any subsidiaries of any party hereto that are separated from such party pursuant to a spin-off, split-off or similar transaction) and permitted assigns and is not binding upon or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto and their successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.”

(k) Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth in Annex I to this Amendment.

2. Miscellaneous. The terms and provisions of Sections 11, 12, 13, 14, 16, 17 (as amended by this Amendment) and 18 of the Agreement shall apply mutatis mutandis to this Amendment.

3. Effect of Amendment. Except as set forth herein, the Agreement shall remain unchanged and in full force and effect.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or caused the same to be executed by its duly authorized representative as of the date first above written.

THE ODP CORPORATION

By:	/s/ N. DAVID BLEISCH
	Name:	N. David Bleisch
	Title:	Executive Vice President , Chief Legal & Administrative Officer and Corporate Secretary

[Signature Page to First Amendment to the Cooperation Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or caused the same to be executed by its duly authorized representative as of the date first above written.

HG VORA CAPITAL MANAGEMENT, LLC

By:	/s/ PARAG VORA
	Name:	Parag Vora
	Title:	Manager

[Signature Page to First Amendment to the Cooperation Agreement]

ANNEX I

Exhibit A

IRREVOCABLE RESIGNATION

December 30, 2021

Board of Directors

The ODP Corporation

6600 North Military Trail

Boca Raton, FL 33496

Re: Irrevocable Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to that certain Cooperation Agreement, dated as of January 25, 2021, between The ODP Corporation (the “Company”) and HG Vora Capital Management, LLC (“HG Vora”), as amended on December 30, 2021 (the “Agreement”). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Reference is hereby made to the irrevocable resignation delivered by the undersigned to the Board on January 26, 2021 (the “Prior Resignation Letter”). In accordance with Section 1(e) of the Agreement, this irrevocable resignation supersedes the Prior Resignation Letter and the Prior Resignation Letter is void and of no further force or effect.

Pursuant to Section 1(e) of the Agreement, effective only upon, and subject to, the earliest of (i) such time as HG Vora (together with any Affiliates of HG Vora) ceases collectively to beneficially own (as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act) the Company Ownership Level Minimum, (ii) such time as HG Vora otherwise ceases to comply with or breaches any material provision of the Agreement, (iii) such time as HG Vora submits a notice of director nominations in connection with the 2023 Annual Meeting and (iv) December 31, 2022, I hereby irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

Sincerely,

Marcus Dunlop